Exhibit 10.1

LOAN AGREEMENT

THIS AGREEMENT made the 7th day of April, 2014.

B E T W E E N:

TORONTO TREE TOP HOLDINGS LTD.

(hereinafter called the “Lender”)

OF THE FIRST PART;

- and -

YAPPN CORP.
a corporation incorporated under the laws
of the State of Delaware;

(hereinafter collectively called the “Borrower”)

 OF THE SECOND PART.

WHEREAS the Borrower has applied to the Lender for a loan of up to $3,000,000.00 US (collectively, the “Loan”);

AND WHEREAS the Lender has agreed to make the Loan available to the Borrower in accordance with the terms of a term sheet (the “Term Sheet”) dated February 26, 2014 and accepted by the Borrower and in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and representations hereinafter set forth, the sum of two ($2.00) dollars now paid by each party (the receipt and sufficiency whereof are hereby acknowledged) and other good and valuable consideration, the parties agree as follows:

ARTICLE 1
RECITALS

1.1                         The parties hereto acknowledge and agree that the recitals to this Agreement are true and correct in substance and in fact and are incorporated herein by reference and form an integral part hereof.

ARTICLE 2
DISBURSEMENT

2.1                         No funds shall be disbursed by the Lender pursuant to this Agreement unless and until the Lender is satisfied that the Lender has obtained and continues to hold valid security against the Borrower.

ARTICLE 3
NOTE

3.1                           Note

The indebtedness (the “Indebtedness”) of the Borrower to the Lender from time to time shall be evidenced by the promissory notes (the “Notes”) of the Borrower substantially in the form of promissory note annexed hereto as Schedule “A”.

ARTICLE 4
INTEREST AND REPAYMENT

4.1                           Interest Rate

(a)
Interest, at 12% shall be payable on the principal amounts outstanding from time to time pursuant to the Loan and shall be calculated from and after the date of advance, as well after as before maturity, default and/or judgement, with interest on overdue interest calculated at the same rate and in the same manner as provided in this Section until paid.  Interest payments shall be due on the last day of each month.

4.2                           Direction

The Borrower hereby irrevocably authorizes and directs the Lender to deduct all legal fees, disbursements and GST incurred by Lender in connection with this Agreement and the Security (as hereinafter defined) directly from the initial disbursement of the Loan.

4.3	Term

The Loan shall be for an initial term of 2 years subject to the Lender’s right to demand payment as specified in this Loan Agreement.

4.4	Renewal

(a)	The term may be renewed for 3 one year terms with the consent of both parties hereto and provided that the Borrower is not then in default;

(b)	Either party may terminate this Agreement upon notice in writing to the other party 60 days prior to the expiry of the initial term or any renewal term.

4.5	Repayment

The principal balance of the Loan shall revolve and the Borrower may repay and reborrow the Loan at any time upon notice to the Lender and provide that the Borrower is not then in default pursuant to this Agreement.

4.6                           Repayment of Loan on Demand

The Borrower covenants, acknowledges and agrees that the outstanding principal balance of its indebtedness to the Lender from time to time, together with all accrued but unpaid interest thereon, will be repayable to the Lender, without any deduction or abatement whatsoever, on demand. Notwithstanding the foregoing, except in the event of default the Lender shall provide the Borrower with 45 days notice of demand.

ARTICLE 5
FEES AND WARRANTY

5.1                           Fees

(a)	The following fees shall be payable by the Borrower to the Lender:

(i)	an arrangement fee of $60,000.00 US payable from the first disbursement of the Loan; and

(ii)	a draw down fee of 1% shall be payable on each draw down of the Loan.

5.2	Warrants

(a)
As a material inducement to the Lender entering into this Agreement and making the Loan to the Borrower, the Borrower covenants and agrees to provide the Lender with up to 8,000,000 warrants to acquire shares in the capital of the Borrower at $0.10 US per share for a period of 5 years from the date each warrant is issued to the Lender.

(i)	2,000,000 warrants shall be issued with the first draw down of $200,000.00 of the Loan;

(ii)	1,000,000 warrants shall be issued with each subsequent $100,000.00 draw down on pursuant to the Loan.

(b)	The warrants shall be issued in accordance with all applicable securities laws and in form satisfactory to the Lender and its solicitors.

ARTICLE 6
SECURITY AND SUBORDINATION

6.1                           Security

As security for all Indebtedness of the Borrower pursuant to this Agreement, the Borrower shall deliver or cause to be delivered to the Lender on or before the date hereof the following documents:

(a)	the Note;

(b)	a general security agreement constituting a valid first security interest and first charge on all of the assets and undertaking of the Borrower of whatsoever nature or kind;

(c)	a general assignment of accounts receivable;

(d)
an unlimited guarantee and postponement of claim from each of Intertainment Media Inc. and Yappn Canada Inc. supported by general security agreements constituting a valid first security interest and first charge on all of the assets and undertakings of Yappn Canada Inc. and a second security interest on all of the assets and undertaking of Intertainment Media Inc., subject only to debentures not to exceed $3,215,000;

(e)            satisfactory legal opinions from Borrower’s solicitors; and

(f)            such other documents as the Lender shall specify or require from time to time.

The security set out above in this Section 6.1 is herein called the “Security” and the property, assets and undertaking charged by all or part of the Security is referred to as the “Charged Property”.

6.2                           Subordination

Notwithstanding the date, manner or order of grant, attachment or perfection of any security granted to the Lender, the Lender hereby agrees to subordinate its security in favour of the holders of convertible debentures of Intertainment Media Inc., up to a maximum of $3,215,000.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

7.1                           Representation and Warranties of the Borrower

To induce the Lender to enter into this Agreement, the Borrower hereby makes the following representations and warranties to the Lender which shall survive the execution and delivery of this Agreement, the Note and the Security:

(a)
it has full power, authority and capacity to borrow in the manner and on the terms and conditions set out in this Agreement and in the Term Sheet and it has full power, authority and capacity to execute and deliver this Agreement, the Note and the Security;

(b)
all necessary action of the directors and shareholders of the Borrower has been taken to authorize the execution and delivery of this Agreement, the Note and the Security, and to observe and perform the provisions of same in accordance with their respective terms;

(c)	this Agreement, the Note and the Security have been duly authorized, executed and delivered by and the Borrower has received valuable consideration from the Lender with respect thereto;

(d)
the Borrower is not in nor will the execution of this Agreement, the Note or the Security constitute a violation of any term of its constating documents or any term of any agreement, mortgage, lease, franchise, licence, judgment, decree, order, statute, rule, regulation or by-law which violation will materially adversely affect or involve a reasonable possibility of a material adverse change in the condition, business, assets or operations of the Borrower, financial or otherwise, or the ability of the Borrower to enter into and perform its obligations under this Agreement, the Note and the Security;

(e)
it is a corporation incorporated and organized and is validly subsisting under the laws of the State of Delaware, is up to date in all filings required under the legislation of that State of Delaware.  The Borrower is a reporting issuer in the United States.  Its shares are listed for trading on the Bullets Board of NASDQ.  The Borrower is up to date with all of its filings with all securities regulatory authorities in the United States and is not subject to any cease trading order;

(f)
there are no actions, suits or proceedings to its actual knowledge, pending against or involving it at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; and

(g)
all information furnished by it to the Lender to induce the Lender to enter into this Agreement is true and accurate in all material respects and there is no fact known to the Borrower and not disclosed to the Lender which materially adversely affects or in the future may materially adversely affect the properties, business, prospects or financial condition of the Borrower or its ability to perform its obligations under this Agreement, the Note and the Security.

7.2                           Survival of Representations and Warranties

The representations and warranties made by the Borrower in Section 7.1 shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all sums owing hereunder are paid in full notwithstanding any investigation made at any time by or on behalf of the Lender.  The Borrower shall notify the Lender promptly of any material changes to any aspects of the representations and warranties in Section 7.1.

7.3                           Representations and Warranties of the Lender.

To induce the Borrower to enter into this Agreement, the Lender hereby makes the following representations and warranties to the  Borrower which shall survive the execution and delivery of this Agreement, the Note and the Security:

(a)     Authorization.  The execution, delivery and performance by the Lender of this Agreement  have been duly authorized and will each constitute the valid and legally binding obligation of the Lender, enforceable against such Lender in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally;

(b)      Purchase Entirely for Own Account.   The Warrant to be received by the Lender pursuant to this Agreement  (and the shares of common stock of the Borrower issuable upon exercise of the Warrant) will be acquired for such Lender’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, of 1933, as amended (the “Securities Act”) and such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Lender’s right at all times to sell or otherwise dispose of all or any part of such Warrant (or shares issuable upon exercise of the Warrant)  in compliance with applicable federal and state securities laws.  The Lender is not a broker-dealer registered with the Securities and Exchange Commission under the Exchange Act of 1933, as amended or an entity engaged in a business that would require it to be so registered.

(c)      Investment Experience.  Such Lender acknowledges that the purchase of the Warrant  (and the shares issuable upon exercise of the Warrant) is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Warrant (and/or shares issuable upon exercise of the Warrant)  and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(d)      Disclosure of Information.  The Lender has had an opportunity to receive all information related to the Borrower and the Warrant  requested by it and to ask questions of and receive answers from the Borrower regarding the Borrower, its business and the terms and conditions of the offering of the Warrant.

(e)      Restricted Securities.  The Lender understands that the Warrant and the shares of common stock issuable upon exercise of the Warrants are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(f)       Legends.  It is understood that, except as provided below, certificates evidencing the Warrant and the shares of common stock issuable upon exercise of the Warrant will bear the following or any similar legend:

(i)       “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, or (iii) Yappn Corp.  has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(ii)      If required by the authorities of any state in connection with the issuance of sale of the Warrants (and exercise of the shares of common stock  issuable upon exercise of the Warrant).

(g)       Accredited Investor.    The Lender is an accredited investor as defined in Rule 501(a) of Regulation D, as amended under the Securities Act.

(h)      No Solicitation. The Lender did not learn about the Warrant as a result of any public advertising or general solicitation.

ARTICLE 8
COVENANTS

8.1                        Until all obligations of the Borrower to the Lender herein been fully satisfied, the Borrower shall:

(a)           Payment of Obligation to the Lender

Duly and punctually pay to the Lender all amounts payable by it hereunder or under the Term Sheet as and when the same shall become due;

(b)           Payment of Taxes, etc.

Pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon the Charged Assets, income or profit and any and all Governmental claims imposed upon it;

(c)           Maintenance of Insurance

Maintain such insurance with responsible and reputable insurance companies covering such risks, in such amounts and on such terms as are commonly insured against in the Province of Ontario to the full insurable value thereof as the Lender shall from time to time reasonably require and pay when due, all premiums required therefor.  The Borrower shall on request promptly furnish or cause to be furnished to the Lender evidence of the maintenance of all such insurance satisfactory to the Lender and deliver to the Lender certified copies of the insurance policies required hereunder;

(d)           Maintain its Status

Maintain its Status as a reporting issuer in the United States and make all prescribed filing with applicable securities regulatory authority in the United States,

(e)           Preservation of Corporate Existence, etc.

Preserve and maintain its corporate existence and rights;

(f)            Compliance with Laws, etc.

Comply, and cause its operations upon all lands to comply, in all material respects, with all applicable laws, regulations and orders.

(g)           Disclosure and Access

Provide the Lender with full, complete and timely disclosure of all material matters pertaining to its business, financial condition and the Charged Property and at any reasonable time or times during normal business hours and subject to 24 hour prior notice, permit the Lender and its representatives access to the premises of the Borrower to inspect or to appraise the Charged Property (including the books and records of the Borrower and to make extracts therefrom) of the Borrower and to discuss the affairs, finances and accounts of the Borrower with the officer appointed as (or performing the functions of) the chief financial officer thereof or any person performing a similar function, and permit such representatives to discuss the affairs, finances and accounts of the Borrower with the Lender and such representatives;

(h)           Keeping Books

Keep proper books of record and account in which full and correct entries shall be made of all financial transactions, assets and business of the Borrower in accordance with GAAP;

(i)           Reporting Requirements

Furnish to the Lender:

(i)
annually, as soon as available and in any event within 90 days after the end of each fiscal year annual financial statements of the Borrower and each corporate guarantor for such fiscal year, consisting of balance sheets, statements of income and retained earnings and cash flow setting forth the corresponding figures of the previous fiscal year in comparative form, together with the unqualified opinion of the auditors thereon; and

(ii)
immediately upon demand by the Lender such other information respecting the business and affairs, financial or otherwise of the Borrower and each corporate guarantor, or the Charged Property, as the Lender requires including, without in any way limiting the generality of the foregoing:

(A) bank statements;

(B) bank reconciliations;

(C) trial balances;

(D) cheque registers and

(E) of the Borrower’s cancelled cheques.

(j)           Hazardous Substances

Indemnify and hold the Lender harmless from and against any and all loss, fine, penalty, liability, damages and expense, including legal fees, suffered or incurred by the Lender, as a result of the disposal, storage, release or threat of release on any property of the Borrower of any substance regulated under any environmental law;

ARTICLE 9
EVENTS OF DEFAULT

9.1                           Events of Default

Each of the following events shall constitute an event of default (an “Event of Default” or “Default”) under this Agreement:

(a)	the non-payment of any principal, interest or other amount payable hereunder or pursuant to the Term Sheet when due; or

(b)
the commencement of proceedings for the dissolution, liquidation or winding-up of the Borrower or for the suspension of the operations of the Borrower, unless, in the opinion of the Lender, acting reasonably, the same is being actively and diligently contested by the Borrower in good faith by appropriate and timely proceedings; or

(c)
if the Borrower ceases carrying on its business or makes a bulk sale of substantially all of its assets or if the Borrower is adjudged or declared bankrupt or insolvent or makes an assignment for the benefit of creditors, petitions or applies or allows the petition or application to any tribunal for the appointment of a receiver or trustee for it, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding commenced against it, or suffers the appointment of any such receiver or trustee; or

(d)
if any representation or warranty made in this Agreement or in any instrument, certificate or letter furnished pursuant hereto by the Borrower or in any information furnished in writing to the Lender by the Borrower in contemplation of this Agreement is incorrect or misleading in any material respect; or

(e)
if a writ, execution or attachment or similar process is issued or levied against all or substantially all of the property of the Borrower and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 10 days after the Borrower becomes aware of its entry, commencement or levy; or

(f)
if an encumbrancer or lien holder takes possession of substantially all of the property of the Borrower, including without limitation the Charged Property or a part thereof, or if execution or other similar process is enforced against such property and remains unsatisfied for such period as would permit such property to be sold thereunder, less 5 Business Days;

(g)
if, in the opinion of the Lender, there is a material adverse change in the business, affairs or assets of the Borrower.  A material adverse change will include, without limitation, significant or unexplained variances from financial projections submitted to the Lender by the Borrower from time to time; or

(h)
the events of default set forth in paragraphs 9.1 (a) to (g) shall apply mutatis, mutandis to the corporate guarantors, except that the disposition by Intertainment Media Inc. of its subsidiary, Ortbo Inc., by sale, exclusive licence or otherwise, with the consent of the Lender, not to be unreasonably withheld, shall not be considered an event of default hereunder.

9.2                           Remedies Cumulative

(a)
For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lender under this Agreement, the Note and the Security are cumulative and are in addition to and not in substitution for any rights or remedies provided by law.

(b)
Further it is acknowledged that the Lender will have on Default the right to appoint a receiver and/or receiver and manager for the Borrower and shall be entitled to all of the rights and remedies of a Secured Party pursuant to the Personal Property Security Act (Ontario) and under the applicable provisions of the Uniform Commercial Code.

(c)
At any time, after default pursuant to this Agreement, which is not cured within 10 days following receipt or deemed receipt of notice of default the Lender may appoint a monitor for the Borrower at the Borrower’s sole cost and expense and for such purposes as the Lender may reasonably require.

ARTICLE 10
MISCELLANEOUS

10.1                         Expenses and Indemnity

The Borrower agrees to indemnify and save harmless the Lender against any loss, expense, liability or claim which the Lender may sustain or incur as a consequence of (i) the exercise by the Lender of its rights and remedies hereunder or any of the instruments and documents comprising the Security, or (ii) any Default by the Borrower hereunder.  This provision shall survive the repayment of the Indebtedness and shall continue in full force and effect so long as the possibility of any such liability, claim or loss exists.

10.2                         Governing Law

This Agreement and all documents issued pursuant to it shall be construed in accordance with and governed by the laws of the Province of Ontario and of Canada applicable therein.  Each of the parties hereto expressly attorns to the jurisdiction of the Courts of Ontario to determine  all issues,  whether at  law  or in  equity,  arising from  this Agreement,  the  Note or  the
Security.

10.3                         Successors and Assigns

All covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Borrower shall survive the advance of funds herein, the issue and delivery of the Note and the Security, and shall continue in full force and effect so long as the Indebtedness or any part thereof is outstanding and unpaid, and shall bind and enure to the benefit of the successors and permitted assigns of the Borrower, whether so expressed or not, and all such covenants, agreements and representations and warranties shall enure to the benefit of the Lender’s successors and assigns.

10.4                         Notices

Any notice or other communication which may be or is required to be given or made pursuant to this Agreement shall be deemed to have been sufficiently and effectively given if signed by or on behalf of the party giving notice and sent by personal service or prepaid registered mail or transmitted by telex, telecopier or other form of recorded communication tested prior to transmission to the party for which it is intended at its or their address as follows:

if to the Lender:           c/o 73 Richmond Street West, Suite PH3
                      Toronto, Ontario  M5H 1Z4

if to the Borrower:       1001 Avenue of the Americas
                                                                       New York, New York     10018

Any notice or communication which may or is required to be given or made shall be made or given as herein provided or to such other address or in care of such other officer as a party may from time to time advise to the other party hereto by notice in writing as aforesaid.  The date of receipt of any such notice shall be the date of delivery of such notice if delivered, or shall be deemed to be the third Business Day following the date of mailing, if mailed as aforesaid.  Any notice transmitted by telecopier or other form of recorded communication will be deemed given and received on the first business day after its transmission.

If a notice is mailed and regular mail service is interrupted by strike or other irregularity on or before the third business day after the mailing thereof, such notice will be deemed to have not been received unless otherwise personally delivered or transmitted by telex, telecopier or other form of recorded communication.

10.5                         Amendment

No provision of this Agreement or the documents collateral hereto may be changed, modified or amended other than by an agreement in writing signed by the parties thereto.

10.6                         Time

Time is of the essence of this Agreement.

10.7                         Assignment

This Agreement and all documents and agreements delivered pursuant hereto and all its provisions shall enure to the benefit of the Lender, its successors and assigns, and shall be binding upon the Borrower and its successors and assigns.  The Borrower shall not assign any of its rights or obligations under this Agreement.  The Lender may at any time or from time to time sell, assign, transfer or grant an interest in the whole or any part of its obligations and rights hereunder to any other person provided that the Borrower shall not as a result thereof incur any obligation to pay increased amounts pursuant to this Agreement which it would not otherwise have been obliged to pay pursuant to this Agreement had such sale, assignment or transfer not been made.

10.8                         Counterparts & Facsimile

This Agreement and any document or agreement delivered in connection herewith or contemplated herein may be executed in counterparts.  A facsimile counterpart of this Agreement or any document or agreement delivered pursuant hereto shall be fully effective for all purposes and binding on all parties hereto.

{The remainder of the page was intentionally left blank}

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

YAPPN CORP.

Per:	/s/ David Lucatch
Name: David Lucatch – A. S. O.

TORONTO TREE TOP HOLDINGS LTD.

Per:	/s/ Simon Yakubowicz
Name: Simon Yakubowicz – A. S. O.

We agree to be bound by this Loan Agreement and to provide the security set forth therein to be provided by us.

Dated this 7th day of April, 2014.

INTERTAINMENT MEDIA INC.

Per:	/s/ David Lucatch
Name: David Lucatch – A. S. O.

YAPPN CANADA INC.

Per:	/s/ David Lucatch
Name: David Lucatch – A. S. O.